                                                                    EXHIBIT 23.8


                                                [Arthur Andersen LLP Letterhead]





CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4/A of our report dated March 23, 2001 included in the Registration Statement on Form S-4 File No. 333-66488 and the related joint proxy statement/prospectus, as incorporated by reference in divine, Inc.'s Form 8-K filed with the SEC on October 29, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

/s/ ARTHUR ANDERSEN LLP

Boston, Massachusetts
November 29, 2001